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                                                                  Exhibit 10.167

                             SECURED PROMISSORY NOTE
                                 LOAN NO. 753943

$19,617,000.00                                                      June 7, 2004

     1. FOR VALUE RECEIVED, INLAND WESTERN WATAUGA LIMITED PARTNERSHIP, an Illinois limited partnership, as "BORROWER" ("Borrower" to be construed as "Borrowers" if the context so requires), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as "LENDER"), having a principal place of business and post office address at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, or at such other place as Lender may designate, the principal sum of Nineteen Million Six Hundred Seventeen Thousand and 00/100 Dollars ($19,617,000.00) (the "LOAN AMOUNT") or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from June 7, 2004 (the "CLOSING DATE"), at the lesser of (a) the maximum rate permitted by applicable law and
(b) prior to default or maturity, the rate of four and 14/100 percent (4.14%) per annum, subject to increase as set forth in the immediately following paragraph.

     With respect to the Initial Funding (as defined in Paragraph 14 below), a payment of interest from the Closing Date to and including June 30, 2004, shall be paid on the Closing Date calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the foregoing annual interest rate and a 360-day year. Thereafter, interest shall be computed on the unpaid balance on the basis of a 360-day year composed of twelve 30-day months. With respect to the Initial Funding, beginning on August 1, 2004, interest shall be due and payable in arrears in monthly installments of Fifty Eight Thousand Nine Hundred Ninety Five and 00/100 Dollars ($58,995.00), with an installment in a like amount due and payable on the same day of each month thereafter, except that all remaining principal and interest to and including the date of payment and other Indebtedness shall be due and payable on July 1,2010 or such earlier date resulting from the acceleration of the Indebtedness by Lender ("MATURITY DATE"). Upon the occurrence of the Second Funding (as defined in Paragraph 14 below), the monthly installments of interest due from and after such date shall be recalculated based upon a blended rate of four and 14/100 percent (4.14%) per annum with respect to the funds disbursed as of the Initial Funding and four and 34/100 percent (4.34%) per annum with respect to the funds disbursed in connection with the Second Funding. All principal and interest shall be paid in lawful money of the United States of America by wire transfer of immediately available funds to Lender at Wells Fargo Bank, Iowa, N.A., 7th and Walnut Streets, Des Moines, Iowa 50304, for credit to Principal Life Insurance Company, Account No. 0000014752, RE: Loan No. 753943 with reference to Borrower. In the event Borrower fails to make any monthly payment under this Note on or before the due date thereof, Borrower agrees to make all subsequent payments by automated clearing house transfer through such bank or financial institution as shall be approved in writing by Lender, shall be made to an account designated by Lender, and shall be initiated by Lender or shall be made in such other manner as Lender may direct from time to time. Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents shall be made by the same payment method and on the same date as the installments of interest due under this Note.

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     2.   No privilege is reserved by Borrower to prepay any principal of this
Note prior to the Maturity Date, except on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender, to prepay in full, but not in part, all principal and interest to and including the date on which payment is made, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of a "MAKE WHOLE PREMIUM." The Make Whole Premium shall be the lesser of: (a) the maximum amount which is allowable under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest, and
(b) the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("PRIMARY ISSUE")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

     (b) Calculate the "PRESENT VALUE OF THE LOAN." The Present Value of the Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

If Borrower has otherwise fully complied with the preceding paragraphs, then, during the last 90 days prior to the Maturity Date, provided no Event of Default exists, no Make Whole Premium shall be payable.

     3. Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby, after the occurrence of an Event of Default, or applies any proceeds pursuant to the provisions of the Loan Documents, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

Notwithstanding the above, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

     4. If any payment of principal, interest, Make Whole Premium, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. Borrower therefore agrees to pay, upon demand, the sum of four cents ($.04) for each

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one dollar ($1.00) of each said payment which becomes overdue ("LATE CHARGE") as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment is made to the end of the month in which the Maturity Date occurs. Such Late Charge shall be in addition to interest otherwise accruing under this Note.

     5. If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid.

     6. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest herein for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Borrower and Lender.

     7. Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and notice of default, notice of intent to accelerate maturity, notice of acceleration and maturity, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable

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attorney's fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents. No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

     8. This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower's interest in any Leases of the Premises located in the county of Tarrant, state of Texas. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Documents. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

     9. Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower and any general partner of Borrower under the Loan Documents shall be limited to the interest of Borrower and any general partner of Borrower in the Premises and the Rents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower or any general partner of Borrower. Nothing herein shall in any manner limit or impair
(i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

     Notwithstanding any provision hereinabove to the contrary, Borrower and any general partner of Borrower shall be personally liable to Lender for:

     (a) any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower's failure to pay any of the taxes, assessments or charges specified in the Loan Documents or (ii) Borrower's failure to insure the Premises in compliance with the provisions of the Loan Documents;

     (b) any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

     (c) nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof;

     (d) material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area;

     (e) any sums expended by Lender in fulfilling the obligations of Borrower as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 2(f) of the Deed of Trust (it being agreed that "Deed of Trust" as used herein shall be construed to mean "mortgage" or "deed of trust" or "trust deed" as the context so requires) or consented to in writing by Lender) to an unrelated third party or

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          upon conveyance to Lender of the Premises by a deed acceptable to
          Lender in form and content (each of which shall be referred to as a "SALE" for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of Borrower which arose prior to a Sale of the Premises;

          Borrower's personal liability for items specified in (c), (d) and (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises ("RENTS AND PROFITS") received by Borrower for the twenty-four (24) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof ("OPERATION EXPENSE(S)") provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

     (f) any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower has received or will receive after an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

     (g) any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

     (h) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Premises;

     (i) any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents; and

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     (j)  any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan.

          Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender's failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

     Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Deed of Trust, other than (i) the filing of a nonmaterial mechanic's lien affecting the Premises or a mechanic's lien affecting the Premises for which Borrower has complied with the provisions of paragraph 1(e) of the Deed of Trust, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or
(ii).

     10. If more than one, all obligations and agreements of Borrower and of any general partners of Borrower are joint and several.

     11. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

     12. If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     13. This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

     14. Provided the following requirements are met, Lender agrees to make an additional advance of funds ("Second Funding") in the following manner:

     (a) The amount of $17,100,000 shall be funded on the Closing Date ("INITIAL FUNDING").

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     (b)  Provided no Event of Default has occurred and is continuing under the
          Loan Documents, prior to October 7, 2004, Borrower may request the Second Funding in a single disbursement of up to $2,517,000.00 ("LOAN INCREASE") (for a combined loan amount not to exceed $19,617,000) provided the following conditions are satisfied (the following conditions being the "LOAN INCREASE CONDITIONS"):

               (i)     the Loan Increase occurs on or before October 7, 2004;

               (ii) the Premises is at least 94% occupied with tenants in Occupancy (hereinafter defined) and paying full rent;

               (iii) the debt service coverage based on 94% Occupancy, as determined by Lender in its sole discretion, on the combined loan amount must equal 3.00 times or greater;

               (iv) an endorsement to Lender's Loan Policy pursuant to Texas Title Insurance Regulation Procedural Rule P-8(b)(2) deleting the pending disbursements exception and the mechanic's lien exception and, at Lender's option, a down date endorsement covering Lender's Loan Policy showing no further encumbrances other than the permitted encumbrances stated in the Deed of Trust;

               (v) receipt and approval by Lender of all leases for the Premises executed following the Initial Funding and, to the extent required by Lender, lessee estoppel letters and Subordination, Non-Disturbance and Attornment Agreements executed on Lender's current forms acceptable to Lender and unconditional certificates of occupancy for such newly leased space(s);

               (vi) the 13,028 square foot building which was incomplete as of the Closing Date (the "INCOMPLETE BUILDING") shall have been completed and an unconditional certificate of occupancy issued for the Incomplete Building;

               (vii) Borrower and Guarantor shall have executed and delivered to Lender any amendments to the Loan Documents as may be required by Lender, in form and substance satisfactory to Lender which among other things, adjusts the Loan Amount and the monthly interest payment to reflect the Second Funding;

               (viii) all reasonable fees and costs, including, but not exclusive of, title premiums, survey charges, outside counsel if deemed necessary by Lender, associated with the Loan Increase shall have been paid by Borrower; and

               (ix) revised evidence of insurance is received and approved by Lender updating the loss of rents coverage based on the newly leased space, increasing the building coverage and eliminating the builder's risk and contractor's liability coverage.

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     In order for a lease to be included in Lender's determination of the
Occupancy of the Premises (herein referred to as "OCCUPANCY"), the lease shall
(i) be to a lessee (other than Borrower or any person or entity affiliated with Borrower) acceptable to Lender; (ii) be in form and substance acceptable to Lender; (iii) have at least three (3) years remaining prior to the expiration of its term; (iv) have no material uncured defaults; (v) the lessee under the lease shall be in full, physical occupancy and operation at the Premises; and (vi) the lessee under the lease shall (a) have unconditionally accepted the leased premises without reservation (other than minor punch list items), (b) have commenced paying all rents in full without deduction, offset, concession or deferment, and (c) not have given any notice of any default by Borrower (as landlord) under the lease, notice of termination or intent to vacate.

     In the event Borrower fails to satisfy the Loan Increase Conditions and the Second Funding does not occur on or before October 7, 2004, then, provided no Event of Default has occurred under the Loan Documents, Lender will extend the October 7, 2004 date to December 7, 2004 if Lender, in its reasonable judgment, determines that (i) Borrower has made good faith and diligent efforts to satisfy the Loan Increase Conditions, and (ii) Borrower's failure to timely satisfy the Loan Increase Conditions was the result of the failure of ASG Watauga Pavilion, Ltd. ("Seller") to timely perform Seller's obligations under the purchase agreement between Seller and Borrower, as determined in Lender's sole discretion, for the Incomplete Building. Any such extension may, at Lender's sole discretion, be conditioned upon payment to Lender of a per diem fee calculated to compensate Lender for Lender's daily loss of interest income commencing on October 7, 2004 and continuing through the date the Loan Increase Conditions are satisfied and the Second Funding occurs.

     In the event that the Loan Increase of $2,517,000 is not funded in its entirety on or before December 7, 2004, Lender shall have no further obligation to fund the Loan Increase and Borrower shall be obligated to either: (i) pay a prepayment penalty at the greater of 1% or reinvestment to U.S. Treasuries on the unfunded portion of the Loan Increase; or (ii) provide to Lender additional collateral in the form of a shopping center (a) with a value, as determined by Lender, which when combined with the value of the Premises for the Loan does not exceed 60% loan to value, and (b) such that annual net operating income for the total security for the Loan from all approved Leases (based on 94% Occupancy) in effect on the additional collateral and the Premises after deduction for an annual reserve and management fee equals or exceeds 3.00 times the sum of the annual installment payments on the Loan, as determined by Lender. Borrower authorizes Lender to obtain an appraisal, property physical condition report and Phase I report ("REPORTS") of the additional collateral from engineers and/or consultants acceptable to Lender if Borrower chooses option (ii). The cost of such Reports shall be paid by Borrower. The additional collateral must be a property type that is acceptable to Lender with a geographic location and market fundamentals acceptable to Lender, in Lender's sole discretion. Lender's approval of the additional collateral shall also be conditioned upon Borrower's satisfaction of Lender's: (i) then existing underwriting criteria for the property type in question, which underwriting criteria shall include, but not be limited to, Lender's evaluation of the then current financial performance and projected risk of the additional collateral which shall encompass various factors, including but not limited to, the financial strength, creditworthiness and stability of tenants, frequency of tenant rollover; and (ii) then existing closing requirements. Borrower shall pay to Lender a processing fee for the handling of the closing of the additional collateral equal to $10,000.

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     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

         (REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES ON NEXT PAGE

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                      SIGNATURE PAGE OF BORROWER TO
                        SECURED PROMISSORY NOTE

                            INLAND WESTERN WATAUGA LIMITED
                            PARTNERSHIP, an Illinois limited partnership

                            By:  INLAND WESTERN WATAUGA GP, L.L.C., a
                                 Delaware limited liability company, its General Partner

                                 By:  INLAND WESTERN RETAIL REAL
                                      ESTATE TRUST, INC., a Maryland
                                      corporation, its Sole Member


                                      By:   /s/ Valerie Medina
                                            ------------------------------------
                                            Name:    Valerie Medina
                                                   -----------------------------
                                            Title:   asst. Secretary
                                                   -----------------------------